UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 19, 2011

BILLMYPARENTS, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2011, our Company’s Board of Directors approved the following transactions.

•

Our Company entered into a warrant agreement with Mark Sandson our interim Chief Executive Officer and our Company’s Chairman.  Mr. Sandson was granted an immediately vesting five-year warrant to purchase up to 450,000 shares of our common stock at the exercise price of $0.48 per share.

•

Our Company entered into an agreement with Jonathan Shultz our Chief Financial Officer.  Under the agreement, Mr. Shultz’s previously granted stock option agreements with our Company were modified to change the options’ exercise price to $0.48 per share and to change their expiration date to July 19, 2011.  All other terms of the stock option agreements were unchanged.

The summary of these transaction described above are qualified in their entirety by reference to the complete documents which are filed as exhibits to this current report.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

10.46	Warrant Agreement with Mark Sandson dated July 19, 2011
10.47	Stock Option Modification Agreement with Jonathan Shultz dated July 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BILLMYPARENTS, INC.
/s/ Jonathan Shultz
Dated: July 19, 2011	By:
Jonathan Shultz Chief Financial Officer

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